<Page 123>


                               Lombard Odier International
                               Portfolio Management Limited
                               Regulated by IMRO

21st November, 1997

Michael Paauwe
Titan Trading Analytics Inc.
5966 Broadway Road
Nanaimo, BC
Canada  V9V 1C9



TO WHOM IT MAY CONCERN

RE:  Titan Trading Currency System

Lombard Odier has been monitoring the progress of the above noted proprietary software on a real time basis for one year.

We have been sufficiently impressed with the consistency of results, relative to simulated back-testing, and the overall profitability of the currency trading system to enter into a consultancy arrangement with Titan for this area of their expertise.

Though it is relatively early on in the life of this agreement, we are encouraged by the advice we have received during the last few turbulent months in financial markets.


/S/  D.A. Robinson

     D.A. Robinson
     Director



    Norfolk House - 13 Southampton Place - London WC1A 2AJ - UK
    (Registered Office)
    Telephone:  (0171) 831 2350 - Telefax:  (0171) 831 7284
    Telex:  269151

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Lombard Odier International
Portfolio Management Limited
Regulated by IMRO

					FACSIMILE

Name:      Michael Paauwe                          Date: 9 Sep 1998

Nom        ---------------------                   ----------------
Company:   Titan Trading Analytics Inc.

Fax number 001-250 758 8322                Number of page
Numero FAX -------------- (including cover page):  2
                           Nombre de pages  -------------
                           (y compris celle-ci)
-------------------------------------------------------------------

Sender: Tony Robinson      Fax No: 0171 611 7801
Expediteur
-------------------------------------------------------------------
If this message is incomplete please call phone number Sam Moggan Si ce message est incomplet veuillez svp appeler le telephone
-------------------------------------------------------------------


Dear Mike,

Following is a proposed letter I am prepared to sign to attest to the use of the currency system on a "whoever it may concern basis":

			Titan Currency Trading System

"Lombard Odier (UK) has been a subscriber to the above service for exactly one year. We have used the signals generated for $/Yen,$/DM and $/Sfr for hedging some or all of our overseas equity exposure back into US Dollars.

Over that time, completed "short" trades into US dollars have resulted in the following overall results:

Winning Trades  Currency  Basis Points P/L  	  $P/L
-------------------------------------------------------------------

2/5             Sfr       (185)		   x$12.50= $(2312.50)
                                             per contract of $1.25mn

1/3             DM        (92)               x$12.50= $1150
                                             "ditto"

4/6             JY        2101               x$12.50= $26262
                                             "ditto"
____________________________________________________________________

7/14                      2008               x$12.50= $25100

-------------------------------------------------------------------
THIS DOCUMENT IS INTENDED ONLY FOR THE USE OF THE PERSON TO WHOM IT IS ADDRESSED. IT MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE UNDER APPLICABLE LAW.
If you are not the intended recipient, any dissemination, distribution, copying or use of this document is strictly prohibited. If you have received this communication in error, please notify us by telephone (0171-831-2350) to arrange for the destruction or return of the original document to us.
-------------------------------------------------------------------

Norfolk House, 13 Southampton Place, London WC1A 2AJ - UK
(Registered Office)
Telephone 44(0) 171 831 - 2350 Telefax 44(0) 171 831-7284
Telex 269151

<Page 125>


We find the overall success ratio (P/Total trades) of 7/14 or 50% to be well in line with the represented historical experience of the currency system.

In addition there was an amount equal to $7775 of unrealised profit on currently open trades per each contract of $1.25 mn face value.

Relative to a leveraged futures trader using margin, the rate of return on allocated funds would be positive and quite possibly substantial, depending on the amount of leverage in use. Again the total Dollar value of overall profit for this one year period was in line with historical experience.

I have received daily faxes from Titan Trading giving information to me on current positions, entry and exit levels, open profit/loss on a regular basis and in timely fashion.

Yours faithfully

D.A Robinson"

Please call me or E-mail me with any queries.

Best regards,

\s\ Tony Robinson

Tony Robinson


-------------------------------------------------------------------
THIS DOCUMENT IS INTENDED ONLY FOR THE USE OF THE PERSON TO WHOM IT IS ADDRESSED. IT MAY CONTAIN INFORMATION THAT IS PRIVILEGED, CONFIDENTIAL AND EXEMPT FROM DISCLOSURE UNDER APPLICABLE LAW.
If you are not the intended recipient, any dissemination, distribution, copying or use of this document is strictly prohibited. If you have received this communication in error, please notify us by telephone (0171-831-2350) to arrange for the destruction or return of the original document to us.
-------------------------------------------------------------------

Norfolk House, 13 Southampton Place, London WC1A 2AJ - UK
(Registered Office)
Telephone 44(0) 171 831 - 2350 Telefax 44(0) 171 831-7284
Telex 2691